AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997.

                                                      REGISTRATION NO. 333-25991


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                   FORM S-8/A


                           REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          COAST DENTAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                   59-3136131
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)


                   6200 COURTNEY CAMPBELL CAUSEWAY, SUITE 690
                              TAMPA, FLORIDA 33607
                                 (813) 288-1999
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          COAST DENTAL SERVICES, INC.
                               STOCK OPTION PLAN
                              (Full Title of Plan)


                                  Terek Diasti
                     Chief Executive Officer and President
                          Coast Dental Services, Inc.
                   6200 Courtney Campbell Causeway, Suite 690
                              Tampa, Florida 33607
                                 (813) 288-1999
                     (Name, Address and Telephone number of
                               Agent for Service)

                                   Copies to:

                             Darrell C. Smith, Esq.
                         Shumaker, Loop & Kendrick, LLP
                           Barnett Plaza - Suite 2800
                              Tampa, Florida 33602
                                 (813) 229-7600




                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
             TITLE OF SECURITIES              AMOUNT TO BE          OFFERING                 AGGREGATE             AMOUNT OF
              TO BE REGISTERED                 REGISTERED        PRICE PER SHARE          OFFERING PRICE       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
 Common Shares $.001 Par Value   . . . . .   450,000 shares        12.9375(1)             $5,821,875.00(1)       $1,764.20(2)
===============================================================================================================================

____________________

(1)Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the high and low prices reported on the NASDAQ Stock Market for the common stock on April 23, 1997.


(2)The fee was previously paid in conjunction with the earlier effective Securities Act registration statement number 333-25991 for this same offering, as the post-effective amendment thereto relates only to the filing of Amendment No. 1 to the Coast Dental Services, Inc. Stock Option Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         Note: The documents containing the information concerning the Coast Dental Services, Inc. Stock Option Plan (the "Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of the registrant information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Securities Act Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (a) The Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act on February 10, 1997.

         (b) The description of the Company's common stock contained in its Registration Statement on Form S-1, filed under the Securities Act on October 7, 1996, File No. 333-13613.

         (c) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         (d) The Company's Form 8-K dated April 16, 1997, related to the Company's acquisitions of additional Dental Centers.


         (e) The Company's Form 8-K/A dated June 16, 1997, related to the Company's Form 8-K dated April 16, 1997.


         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation (the "Certificate") provides that a Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except: (i) for any breach of duty of loyalty; (ii) for acts or omissions not in good faith or which involve international misconduct or knowing violations of laws; (iii) for liability under Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the Director derived any improper personal benefit. Article VIII of the Company's by-laws provides that the Company shall indemnify each Director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the Delaware GCL.

                 The Company has entered into indemnification agreements (the "Indemnification Agreements") with all of its Directors and certain of its officers. Similar Indemnification Agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company. At present, there is no material pending litigation nor proceeding involving a director, officer, employee or agent of the Company where indemnification is required or permitted, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company is also empowered under its Certificate to purchase and maintain insurance or furnish similar protection on behalf of any person who it is required or permitted to indemnify and the Company has acquired such insurance in connection with each individuals that the Company believes is warranted.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


EXHIBIT
NUMBER   EXHIBIT DESCRIPTION
------   -------------------
3.1*     Restated Certificate of Incorporation of Coast Dental Services, Inc. (previously filed on February 10, 1997 as
         Exhibit 3.1 in Amendment No. 5 to the Company's Registration Statement on Form S-1, File No. 333-13613).

3.2*     By-Laws of Coast Dental Services, Inc. (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-13613, filed on October 7, 1996).

4.1*     Coast Dental Services, Inc. Stock Option Plan (previously filed as Exhibit 10.4 to the Company's Registration
         Statement on Form S-1).

4.2      First Amendment to the Coast Dental Services, Inc. Stock Option Plan.

5.1*     Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered (previously filed as
         Exhibit 5.1 to the Company's Registration Statement on Form S-8, File No. 333-25991, filed on April 28, 1997).

23.1*    The consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration
         Statement is included in their opinion filed as Exhibit 5.1 (previously filed as Exhibit 5.1 to the Company's Registration
         Statement on Form S-8, File No. 333-25991, filed on April 28, 1997).

23.2     Consent of Deloitte & Touche, LLP, independent certified public accountants.

24.1*    Power of Attorney is set forth on the signature page of the Company's initial filing of its Form S-8 (filed on April 28,
         1997).
 ------------------

*Document has been filed with the Commission and is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         1.      The Company hereby undertakes:

                 (a) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the formation set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. The undersigned Company hereby undertakes to deliver or cause to be delivered with the Prospectus to each eligible employee or director to whom the Prospectus is sent or given, a copy of the Company's Annual Report to Stockholders for its last fiscal year, unless such individual otherwise has received a copy of such Annual Report, in which case the Company shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Annual Report on written request of the individual. If the last fiscal year of the Company has ended within 120 days prior to the use of the Prospectus, the Annual Report of the Company for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such individual.

         The Company also undertakes to deliver or cause to be delivered to all employees or directors participating in the Company's Stock Option Plan who do not otherwise receive such material, copies of all reports to stockholders, proxy statements and other communications distributed to its security holders generally, such material to be sent or delivered no later than the time it is sent to security holders.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida this 31st day of July, 1997.



                               COAST DENTAL SERVICES, INC.


                               By: /s/Terek Diasti
                                   ------------------------------------------
                                   Terek Diasti, Chief Executive Officer


                               By: /s/Joseph R. Smith
                                   ------------------------------------------
                                   Joseph R. Smith, Chief Financial Officer
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on July 31, 1997.




      Signature                                      Title                                                      Date
      ---------                                      -----                                                      ----
/s/Terek Diasti                                    Chief Executive Officer and Chairman of the Board       July 31, 1997
------------------------------------
Dr. Terek Diasti

                  *                                President, Chief Operating Officer, and Director
------------------------------------
Dr. Adam Diasti

/s/Joseph R. Smith                                 Chief Financial Officer and Director                    July 31, 1997
------------------------------------
Joseph R. Smith

                  *                                Director
------------------------------------
John H. Kang

                  *                                Director
------------------------------------
Donald R. Millard

*By /s/Terek Diasti                                As attorneys in fact pursuant to the power
 -----------------------------------               of attorney included in the Form S-8 Registration
Dr. Terek Diasti                                   Statement as originally filed on April 28, 1997

*By /s/Joseph R. Smith
 -----------------------------------
 Joseph R. Smith

                                 EXHIBIT INDEX




EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
------                         -------------------
3.1*     Restated Certificate of Incorporation of Coast Dental Services, Inc. (previously filed on February 10, 1997 as
         Exhibit 3.1 in Amendment No. 5 to the Company's Registration Statement on Form S-1, File No. 33313613).

3.2*     By-Laws of Coast Dental Services, Inc. (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-13613, filed on October 7, 1996).

4.1*     Coast Dental Services, Inc. Stock Option Plan (previously filed as Exhibit 10.4 to the Company's Registration
         Statement on Form S-1).

4.2      First Amendment to the Coast Dental Services, Inc. Stock Option Plan.

5.1*     Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered. (previously filed as
         Exhibit 5.1 to the Company's Registration Statement on Form S-8, File No., 333-25991, filed on Aprile 28, 1997).

23.1*    The consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration
         Statement is included in their opinion filed herewith as Exhibit 5.1. (previously filed as Exhibit 5.1 to the Company's
         Registration Statement on Form S-8, File No. 333-25991, filed on April 28, 1997).

23.2     Consent of Deloitte & Touche, LLP, independent certified public accountants.

24.1*    Power of Attorney is set forth on the signature page of the Company's initial filing of its Form S-8 (Filed on April 28,
         1997).
------------------

*Document has been filed with the Commission and is incorporated by reference.